Financial presentation to accompany management commentary FY24 Q3

The following guidance reflects the Company’s expectations for fiscal year 2024 and is provided on a non-GAAP basis as the Company cannot predict certain elements that are included in reported GAAP results, such as the changes in fair value of the Company’s equity and other investments. Growth rates reflect an adjusted basis for prior year results. Additionally, the Company’s guidance assumes a generally stable consumer and continued pressure from its mix of products and formats globally. The Company’s fiscal year guidance is based on the following previously disclosed FY23 figures: Net sales: $605.9 billion, adjusted operating income1: $24.6 billion, adjusted EPS1 $6.29. Metric Fiscal Year 2024 Consolidated net sales (cc) Increase approximately 5.0% to 5.5% Consolidated operating income (cc) Increase approximately 7.0% to 7.5%, including expected 70bps tailwind from LIFO Interest, net Increase approximately $300M vs. LY Effective tax rate Unchanged at approximately 26.5% Non-controlling interest Approximately $0.27 headwind to EPS vs. LY Adjusted EPS $6.40 to $6.48, including expected $0.03 headwind from current year LIFO charges, $0.04 benefit YOY Capital expenditures Unchanged from prior guidance at flat to up slightly vs. LY 1 For relevant reconciliations, see Q4 FY23 earnings release furnished on Form 8-K on February 21, 2023. cc = constant currency Guidance

Total revenues

Total revenues (cc)[1] $159.4 billion, up +4.3%

Amounts in billions, except as noted. Dollar changes may not recalculate due to rounding.



$152.8
$164.0
$152.3
$161.6
$160.8
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24

	Q3 FY23	Q4 FY23	Q1 FY24	Q2 FY24	Q3 FY24
Y/Y Change	+8.7%	+7.3%	+7.6%	+5.7%	+5.2%
Y/Y Change (cc)[1]	+9.8%	+7.9%	+7.7%	+5.4%	+4.3%

- Total revenues reached $160.8 billion with strength across all operating segments
- Positively affected by $1.4 billion from currency fluctuations
- eCommerce net sales globally $24 billion, reaching 15% of net sales
- eCommerce net sales up 15% globally, led by pickup and delivery
- Strong growth in membership income globally

[1]See additional information at the end of this presentation regarding non-GAAP financial measures.

• Gross profit rate positively affected by a slight improvement for Walmart U.S. and timing of Flipkart’s The Big Billion Days event, which flipped from Q3 last year to Q4 this year • Positive impact from a reduction in inflation related LIFO charges in the Sam's Club segment Y/Y Change -89bps -83bps -18bps +50bps +32bps Gross profit rate 23.7% 22.9% 23.7% 24.0% 24.0% Q3 FY23 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Gross profit rate +32bps to 24.0%

Adjusted operating expenses as a percentage of net sales1, +37bps to 21.0% • As a percentage of net sales, operating expenses leveraged on a reported basis 182bps, lapping a discrete charge from last year • On an adjusted basis, operating expenses as a percentage of net sales deleveraged 37bps reflecting higher variable pay expenses and Walmart U.S. store remodels Y/Y Change -75bps -89bps -58bps +27bps +37bps 20.6% 19.8% 20.4% 20.2% 21.0% Q3 FY23 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Operating expenses as a percentage of net sales 22.8% 20.3% 20.4% 20.3% 21.0% Q3 FY23 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Y/Y Change +144bps -44bps -58bps +33bps -182bps Operating expenses as a percentage of net sales Adjusted operating expenses as a percentage of net sales1 1See additional information at the end of this presentation regarding non-GAAP financial measures.

Operating income

Adjusted operating income[1] of $6.2 billion, up 3.0%

Amounts in billions, except as noted. Dollar changes may not recalculate due to rounding.

Operating income



$2.7
$5.6
$6.2
$7.3
$6.2
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24

	Q3 FY23	Q4 FY23	Q1 FY24	Q2 FY24	Q3 FY24
Y/Y Change	-53.5%	-5.5%	+17.3%	+6.7%	+130.1%
Y/Y Change (cc)[1]	-52.8%	-6.5%	+16.0%	+4.9%	+124.0%

Adjusted operating income[1]



$6.0
$6.4
$6.2
$7.4
$6.2
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24

	Q3 FY23	Q4 FY23	Q1 FY24	Q2 FY24	Q3 FY24
Y/Y Change	+3.9%	+6.9%	+17.3%	+8.1%	+3.0%
Y/Y Change (cc)[1]	+4.6%	+6.3%	+16.0%	+6.3%	+0.3%

- Adjusted operating income[1] up 3.0% relative to 5.3% growth in net sales, and positively affected by the impact of currency and LIFO of 2.7% and 1.9%, respectively
- Net income margin increased ~150bps and adjusted EBITDA margin[1] was relatively flat compared to last year
- Q3 FY23 and Q4 FY23 reported operating income negatively affected by discrete charges of $3.3B and $0.8B, respectively, associated with the opioid legal settlement frameworks, and business reorganization and restructurings

[1]See additional information at the end of this presentation regarding non-GAAP financial measures.

1See additional information at the end of this presentation regarding non-GAAP financial measures. NM = not meaningful Adjusted EPS1 of $1.53, up 2.0% EPS PY $1.45 $1.53 $1.30 $1.77 $1.50 Y/Y Change +3.4% +11.8% +13.1% +4.0% +2.0% • Adjusted EPS1 excludes the effects, net of tax, of $1.36 from net losses on equity and other investments Y/Y Change NM +81.3% -16.2% +55.3% NM EPS Adjusted EPS1 $1.50 $1.71 $1.47 $1.84 $1.53 Q3 FY23 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 $(0.66) $2.32 $0.62 $2.92 $0.17 Q3 FY23 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24

Cash flow

Amounts in billions, except as noted. Dollar changes may not recalculate due to rounding.

Operating cash flow



$15.7
$28.8
$4.6
$18.2
$19.0
Q3 FY23 YTD
Q4 FY23 YTD
Q1 FY24 YTD
Q2 FY24 YTD
Q3 FY24 YTD

	Q3 FY23 YTD	Q4 FY23 YTD	Q1 FY24 YTD	Q2 FY24 YTD	Q3 FY24 YTD
PY	$16.3	$24.2	$(3.8)	$9.2	$15.7
Y/Y Change	-3.6%	+19.3%	NM	+97.0%	+21.1%

Free cash flow[1]



$3.6
$12.0
$0.2
$9.0
$4.3
Q3 FY23 YTD
Q4 FY23 YTD
Q1 FY24 YTD
Q2 FY24 YTD
Q3 FY24 YTD

	Q3 FY23 YTD	Q4 FY23 YTD	Q1 FY24 YTD	Q2 FY24 YTD	Q3 FY24 YTD
PY	$7.7	$11.1	$(7.3)	$1.7	$3.6
Y/Y Change	-52.8%	+8.2%	NM	+414.0%	+19.4%

- Operating cash flow increased primarily due to moderated levels of inventory purchases and timing of certain payments, partially offset by payment of the remaining accrued opioid legal charges
- Free cash flow[1] increased due to the increase in operating cash flow, partially offset by an increase of $2.6B in capital expenditures to support the company's investment strategy

[1]See additional information at the end of this presentation regarding non-GAAP financial measures.
NM = not meaningful

Through dividends and share repurchases Amounts in billions, except as noted. Dollar changes may not recalculate due to rounding. • Share repurchases during the quarter totaled $111 million representing 0.7 million shares, at an average price of $159.77 per share • Remaining share repurchase authorization is $18.1 billion Returns to shareholders $4.5 $2.7 $2.2 $2.0 $1.6 Returns to shareholders $1.5 $1.5 $1.5 $1.5 $1.5 $3.0 $1.2 $0.7 $0.5 $0.1 Dividends Share repurchases Q3 FY23 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24

Y/Y Change -170bps -220bps -120bps -100bps +130bps • ROI1 increased on a trailing 12-month basis primarily as a result of lapping discrete charges for the opioid legal settlement frameworks in Q3 FY23 • Discrete charges in Q4 FY23 totaled approximately 30 bps ROI1 headwind 1See additional information at the end of this presentation regarding non-GAAP financial measures. Return on assets (ROA) Return on investment (ROI)1 Returns Y/Y Change +40bps -100bps -100bps -20bps +280bps 3.7% 4.6% 4.5% 5.6% 6.5% Q3 FY23 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 12.8% 12.7% 12.7% 12.8% 14.1% Q3 FY23 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24

Walmart U.S. comp sales[1]

Net sales +4.4%, eCommerce +24%



8.2%
8.3%
7.4%
6.4%
4.9%
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24

	Q3 FY23	Q4 FY23	Q1 FY24	Q2 FY24	Q3 FY24
eCommerce Contribution	~80bps	~140bps	~270bps	~230bps	~300bps

- Comp sales +4.9% with strength in grocery and health & wellness, partially offset by softness in general merchandise
- Sales growth included increases in both store and digital transaction counts
- Strong share gains in grocery and general merchandise
- eCommerce led by double-digit growth in store-fulfilled pickup and delivery and 26% increase in Walmart Connect



[1]Comp sales for the 13-week period ended October 27, 2023 compared to the 13-week period ended October 28, 2022, and excludes fuel.

Store Remodels: 233 Q3; 494 YTD Pickup: ~4,600 stores Delivery from Store: >4,200 • Benefited from lapping last year's elevated markdowns and supply chain costs • Saw ongoing unfavorable product mix shifts as grocery and health & wellness increased as a portion of sales, while general merchandise sales declined Gross profit rate +5 bps • Higher wage-related costs, including increased variable pay relative to last year when we were below our planned performance • Store remodel costs increased as we continue rollout of an elevated store experience • Legal expenses were higher than last year Operating expenses as a percentage of net sales +35 bps • Reflects expense deleverage, partially offset by higher gross margins and increased Walmart+ membership income Operating income $5.0 billion, -2.2% • In-stock levels continued to improve • Maintaining discipline in buying general merchandise due to macro uncertainty Inventory -4.8% Walmart U.S.

Merchandise category performance details Walmart U.S. Category Comp Comments Grocery + mid single-digit • Strong comps reflected continued share gains in dollars and units (according to Nielsen), and growth in private brand penetration (+20 bps) • Grocery inflation increased +MSD in Q3 (but moderated 300 bps versus Q2); up +high-teens on a two-year stack • Solid increase in food units sold • Consumables led by strength in personal care products and pet supplies due in part to inflation Health & Wellness + high teens • Strong pharmacy sales reflected increased script counts, higher mix of branded versus generic prescriptions, strength in immunizations, and branded drug inflation General Merchandise - low single-digit • General merchandise sales reflected softness in discretionary categories including apparel, home, and toys • Automotive categories continued to perform well

Walmart International net sales

Net sales (cc)[1] $26.7 billion, +5.4%

Amounts in billions, except as noted. Dollar changes may not recalculate due to rounding.



Net sales
$25.3
$27.6
$26.6
$27.6
$28.0
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24

	Q3 FY23	Q4 FY23	Q1 FY24	Q2 FY24	Q3 FY24
Y/Y Change	+7.1%	+2.1%	+12.0%	+13.3%	+10.8%
Net Sales (cc)[1,2]	$25.3	$28.5	$26.8	$27.0	$26.7
Y/Y Change (cc)[1]	+13.3%	+5.5%	+12.9%	+11.0%	+5.4%

- Sales growth (cc)[1] led by Walmex and China
- Currency rate fluctuations positively affected sales by $1.4 billion
- eCommerce sales declined 3%
- Overall and eCommerce sales growth negatively affected by the timing of Flipkart's The Big Billion Days event, which moved from Q3 last year to Q4 this year
- Continued strong growth in food and consumables as well as increased private brands penetration across markets

[1]See additional information at the end of this presentation regarding non-GAAP financial measures.

[2]For Q3 FY23, net sales constant currency reflects reported results for comparison to current quarter growth in constant currency.

• Increase mostly from the timing shift of Flipkart’s The Big Billion Days (BBD) event • Partially offset by ongoing format and channel mix changes Strong local businesses powered by Walmart 1See additional information at the end of this presentation regarding non-GAAP financial measures. Gross profit rate +151 bps • Deleverage mostly due to timing shift of BBD • Partially offset by ongoing format mix changes Operating expenses as a percentage of net sales +75 bps • Operating income growth outpaced sales growth with strength across markets Operating income $1.1 billion, +29.7%; $1.0 billion (cc)1, +10.7% Inventory +15.8% Walmart International • Increase driven by timing shift of festive events and currency rate fluctuations • Overall inventory levels are healthy from continued operational discipline

Walmex[1,2]

Net sales (cc): $10.6 billion, +9.4%



Comparable sales growth
11.7%
10.6%
9.3%
8.7%
8.0%
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24

	Q3 FY23	Q4 FY23	Q1 FY24	Q2 FY24	Q3 FY24
Net sales growth	+12.9%	+11.8%	+10.6%	+10.1%	+9.4%
eCommerce net sales growth	+17%	+14%	+17%	+21%	+16%

Sales Increase

- Continued strength in food and consumables
- Opened 130 new stores in past twelve months, including 27 new stores in the quarter
- In Mexico, comp sales grew 8.0% driven by Bodega and Sam's Club

Gross profit rate Increase

- Growth of services revenue and lower import costs

Operating expense rate Increase

- Driven by continued investments in associates and strategic priorities

Operating income $ Increase

[1] Results are presented on a constant currency basis. Net sales and comparable sales are presented on a nominal, calendar basis and include eCommerce results. Change is calculated as the change versus the prior year comparable period.

[2] Walmex includes the consolidated results of Mexico and Central America

87¢

Canada[1]

Net sales (cc): $5.8 billion, +5.3%


Comparable sales growth
5.2%
5.7%
6.3%
4.8%
5.0%
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24

	Q3 FY23	Q4 FY23	Q1 FY24	Q2 FY24	Q3 FY24
Net sales growth	+5.5%	+5.9%	+6.7%	+5.1%	+5.3%
eCommerce net sales growth	+3%	-3%	-2%	+4%	+16%

Sales Increase

- Continued momentum in food and consumables with softness in general merchandise
- eCommerce growth improving led by store fulfilled and marketplace

Gross profit rate Increase

- Lower supply chain costs partially offset by higher shrink and food and consumables mix

Operating expense rate Increase

- Higher maintenance costs and planned investments in eCommerce technology

Operating income $ Increase

[1] Results are presented on a constant currency basis. Net sales and comparable sales are presented on a nominal, calendar basis and include eCommerce results. Change is calculated as the change versus the prior year comparable period.

China[1]

Net sales (cc): $4.5 billion, +25.3%

Comparable sales growth



5.6%
13.3%
25.5%
17.2%
18.6%
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24

	Q3 FY23	Q4 FY23	Q1 FY24	Q2 FY24	Q3 FY24
Net sales growth	+6.9%	+13.5%	+28.3%	+21.7%	+25.3%
eCommerce net sales growth	+63%	+70%	+54%	+44%	+38%

Sales Increase

- Continued strength in Sam's Club and eCommerce
- Higher in-store traffic in both Sam's and Hyper formats
- Double-digit growth in both formats during Mid-Autumn Festival
- eCommerce penetration at 45%

Gross profit rate Decrease

- Due to format and channel mix changes

Operating expense rate Decrease

- Driven by strong sales growth, format mix changes, and operational efficiencies

Operating income $ Increase

[1]Results are presented on a constant currency basis. Net sales and comparable sales are presented on a nominal, calendar basis and include eCommerce results. Change is calculated as the change versus the prior year comparable period.

Sam's Club U.S. comp sales[1]

Net sales with fuel +2.8%, Net sales without fuel +3.2%, eCommerce +16%


Sam's Club U.S. comp sales
12.7%
10.0%
11.9%
12.2%
4.2%
7.0%
(0.2)%
5.5%
3.3%
3.8%
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24
With fuel
Without fuel

	Q3 FY23	Q4 FY23	Q1 FY24	Q2 FY24	Q3 FY24
eComm Cont. without fuel	~120bps	~120bps	~160bps	~150bps	~170bps

- Solid comp sales driven by increases in transactions and units sold
  - Transactions without fuel +4.0%
  - Average ticket without fuel -0.2%
- Strength in food and consumables, and healthcare
- Gained dollar and unit market share in grocery
- Gained dollar and unit market share in general merchandise categories including apparel and automotive
- eCommerce +16%, led by curbside and delivery
- Scan & Go penetration is up over 470 bps



[1]Comp sales for the 13-week period ended October 27, 2023 compared to the 13-week period ended October 28, 2022.

• Lower LIFO charge this year ($0M) vs. last year ($113M) benefited gross profit • Excluding LIFO, gross profit negatively affected by price investments in grocery, coupled with product mix shifts Gross profit rate +16 bps, without fuel +9 bps • Primarily due to technology investments and higher facilities costs Operating expenses as a percentage of net sales +13 bps, without fuel +11 bps • Achieved new highs for total membership and Plus penetration at quarter end • Plus penetration +130bps y/y Membership income +7.2% Inventory -7.3% Sam’s Club U.S. Operating income $593M, +5.5%, without fuel $412M, +3.8% • Lower LIFO charge this year ($0M) vs. last year ($113M) benefited operating income • Improved flow of inventory as merchandise is closer to customers, in Clubs and DCs • Maintaining discipline in buying general merchandise due to macro uncertainty

Category comparable sales Sam’s Club U.S. Category Comp Comments Fresh / Freezer / Cooler + mid single-digit • Produce & floral, prepared foods, and bakery performed well Grocery and Beverage + mid single-digit • Drinks and candy showed strength Consumables + high single-digit • Paper goods, laundry & home care, and health & beauty aids performed well Home and Apparel - mid single-digit • Softness in toys and housewares, partially offset by strength in basic apparel Technology, Office and Entertainment - low double-digits • Softness in office supplies and consumer electronics Health and Wellness + low twenties • Pharmacy and over the counter performed well

Safe harbor and non-GAAP measures This presentation and related management commentary contains statements that may be "forward-looking statements" as defined in, and are intended to enjoy the protection of the safe harbor for forward- looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Assumptions on which such forward-looking statements are based are also forward-looking statements. Our actual results may differ materially from those expressed in or implied by any of these forward-looking statements as a result of changes in circumstances, assumptions not being realized or other risks, uncertainties and factors including: the impact of the COVID-19 pandemic on our business and the global economy; economic, capital markets and business conditions; trends and events around the world and in the markets in which we operate; currency exchange rate fluctuations, changes in market interest rates and market levels of wages; changes in the size of various markets, including eCommerce markets; unemployment levels; inflation or deflation, generally and in particular product categories; consumer confidence, disposable income, credit availability, spending levels, shopping patterns, debt levels and demand for certain merchandise; the effectiveness of the implementation and operation of our strategies, plans, programs and initiatives; unexpected changes in our objectives and plans; the impact of acquisitions, investments, divestitures, store or club closures, and other strategic decisions; our ability to successfully integrate acquired businesses, including within the eCommerce space; changes in the trading prices of certain equity investments we hold; initiatives of competitors, competitors' entry into and expansion in our markets, and competitive pressures; customer traffic and average ticket in our stores and clubs and on our eCommerce websites; the mix of merchandise we sell, the cost of goods we sell and the shrinkage we experience; trends in consumer shopping habits around the world and in the markets in which we operate; our gross profit margins; the financial performance of Walmart and each of its segments, including the amounts of our cash flow during various periods; changes in the credit ratings assigned to our commercial paper and debt securities by credit rating agencies; the amount of our net sales and operating expenses denominated in the U.S. dollar and various foreign currencies; transportation, energy and utility costs; commodity prices and the price of gasoline and diesel fuel; supply chain disruptions and disruptions in seasonal buying patterns; the availability of goods from suppliers and the cost of goods acquired from suppliers; consumer acceptance of and response to our stores, clubs, eCommerce platforms, programs, merchandise offerings and delivery methods; cyber security events affecting us and related costs and impact to the business; developments in, outcomes of, and costs incurred in legal or regulatory proceedings to which we are a party or are subject, and the liabilities, obligations and expenses, if any, that we may incur in connection therewith; casualty and accident-related costs and insurance costs; the turnover in our workforce and labor costs, including healthcare and other benefit costs; consumer enrollment in health and drug insurance programs and such programs’ reimbursement rates and drug formularies; our effective tax rate and the factors affecting our effective tax rate, including assessments of certain tax contingencies, valuation allowances, changes in law, administrative audit outcomes, impact of discrete items and the mix of earnings between the U.S. and Walmart's international operations; changes in existing tax, labor and other laws and regulations and changes in tax rates including the enactment of laws and the adoption and interpretation of administrative rules and regulations; the imposition of new taxes on imports, new tariffs and changes in existing tariff rates; the imposition of new trade restrictions and changes in existing trade restrictions; adoption or creation of new, and modification of existing, governmental policies, programs, initiatives and actions in the markets in which Walmart operates and elsewhere and actions with respect to such policies, programs and initiatives; changes in accounting estimates or judgments; the level of public assistance payments; natural disasters, changes in climate, geopolitical events and catastrophic events; and changes in generally accepted accounting principles in the United States. Our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC discuss other risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in the presentations. We urge you to consider all of the risks, uncertainties and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements in this release. Walmart cannot assure you that the results reflected in or implied by any forward-looking statement will be realized or, even if substantially realized, that those results will have the forecasted or expected consequences and effects for or on our operations or financial performance. The forward-looking statements made in the presentation are as of the date of this meeting. Walmart undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances. This presentation includes certain non-GAAP measures as defined under SEC rules, including net sales, revenue, and operating income on a constant currency basis, adjusted EPS, free cash flow, return on investment, and EBITDA and EBITDA margin. Refer to information about the non-GAAP measures contained in this presentation. Additional information as required by Regulation G and Item 10(e) of Regulation S-K regarding non-GAAP measures can be found in our most recent Form 10-K and our Form 8-K furnished as of the date of this presentation with the SEC, which are available at stock.walmart.com.

Non-GAAP measures – ROI We include return on assets ("ROA"), which is calculated in accordance with U.S. generally accepted accounting principles ("GAAP") as well as return on investment ("ROI") as measures to assess returns on assets. Management believes ROI is a meaningful measure to share with investors because it helps investors assess how effectively Walmart is deploying its assets. Trends in ROI can fluctuate over time as management balances long-term strategic initiatives with possible short-term impacts. We consider ROA to be the financial measure computed in accordance with GAAP that is the most directly comparable financial measure to our calculation of ROI. ROA was 6.5% percent and 3.7% percent for the trailing twelve months ended October 31, 2023 and 2022, respectively. The increase in ROA was primarily due to an increase in consolidated net income during the trailing twelve month period primarily due to lapping the opioid legal charges incurred in the prior year comparable period. ROI was 14.1% and 12.8% for the trailing 12 months ended October 31, 2023 and 2022, respectively. The increase in ROI was the result of an increase in operating income primarily due to lapping the opioid legal charges incurred in the prior year comparable period, partially offset by an increase in average invested capital primarily due to higher purchases of property and equipment. We define ROI as operating income plus interest income, depreciation and amortization, and rent expense for the trailing twelve months divided by average invested capital during that period. We consider average invested capital to be the average of our beginning and ending total assets, plus average accumulated depreciation and average amortization, less average accounts payable and average accrued liabilities for that period. Our calculation of ROI is considered a non-GAAP financial measure because we calculate ROI using financial measures that exclude and include amounts that are included and excluded in the most directly comparable GAAP financial measure. For example, we exclude the impact of depreciation and amortization from our reported operating income in calculating the numerator of our calculation of ROI. As mentioned above, we consider ROA to be the financial measure computed in accordance with generally accepted accounting principles most directly comparable to our calculation of ROI. ROI differs from ROA (which is consolidated net income for the period divided by average total assets for the period) because ROI: adjusts operating income to exclude certain expense items and adds interest income; adjusts total assets for the impact of accumulated depreciation and amortization, accounts payable and accrued liabilities to arrive at total invested capital. Because of the adjustments mentioned above, we believe ROI more accurately measures how we are deploying our key assets and is more meaningful to investors than ROA. Although ROI is a standard financial measure, numerous methods exist for calculating a company’s ROI. As a result, the method used by management to calculate our ROI may differ from the methods used by other companies to calculate their ROI.

The calculation of ROA and ROI, along with a reconciliation of ROI to the calculation of ROA, is as follows: Non-GAAP measures – ROI (cont.) CALCULATION OF RETURN ON ASSETS Trailing Twelve Months Ending Oct 31, Jan 31, Apr 30, Jul 31, Oct 31, (Dollars in millions) 2022 2023 2023 2023 2023 Numerator Consolidated net income $ 9,116 $ 11,292 $ 11,085 $ 13,991 $ 16,401 Denominator Average total assets1 $ 246,254 $ 244,029 $ 245,598 $ 251,160 $ 253,415 Return on assets (ROA) 3.7% 4.6% 4.5% 5.6% 6.5 % Oct 31, Jan 31, Apr 30, Jul 31, Oct 31, Jan 31, Apr 30, Jul 31, Oct 31, Certain Balance Sheet Data 2021 2022 2022 2022 2022 2023 2023 2023 2023 Total assets $ 244,851 $ 244,860 $ 246,142 $ 247,199 $ 247,656 $ 243,197 $ 245,053 $ 255,121 $ 259,174 Accumulated depreciation and amortization 100,168 102,211 104,295 105,963 107,628 110,286 113,164 115,878 118,122 Accounts payable 57,156 55,261 52,926 54,191 57,263 53,742 54,268 56,576 61,049 Accrued liabilities 24,474 26,060 21,061 23,843 27,443 31,126 27,527 29,239 26,132 1 The average is based on the addition of the account balance at the end of the current period to the account balance at the end of the prior period and dividing by 2

Non-GAAP measures – ROI (cont.)

The calculation of ROA and ROI, along with a reconciliation of ROI to the calculation of ROA, is as follows:

CALCULATION OF RETURN ON INVESTMENT

(Dollars in millions)	Trailing Twelve Months Ending Oct 31, 2022	Jan 31, 2023	Apr 30, 2023	Jul 31, 2023	Oct 31, 2023
Numerator					
Operating income	$ 20,754	$ 20,428	$ 21,350	$ 21,812	$ 25,319
+ Interest income	196	254	323	442	504
+ Depreciation and amortization	10,840	10,945	11,110	11,318	11,547
+ Rent	2,296	2,306	2,301	2,284	2,286
ROI operating income	$ 34,086	$ 33,933	$ 35,084	$ 35,856	$ 39,656
Denominator					
Average total assets[1]	$ 246,254	$ 244,029	$ 245,598	$ 251,160	$ 253,415
+ Average accumulated depreciation and amortization[1]	103,898	106,249	108,730	110,921	112,875
- Average accounts payable[1]	57,210	54,502	53,597	55,384	59,156
- Average accrued liabilities[1]	25,959	28,593	24,294	26,541	26,788
Average invested capital	$ 266,983	$ 267,183	$ 276,437	$ 280,156	$ 280,346
Return on investment (ROI)	12.8 %	12.7 %	12.7 %	12.8 %	14.1 %

[1]The average is based on the addition of the account balance at the end of the current period to the account balance at the end of the prior period and dividing by 2

Non-GAAP measures – free cash flow We define free cash flow as net cash provided by operating activities in a period minus payments for property and equipment made in that period. Net cash provided by operating activities was $19.0 billion for the nine months ended October 31, 2023, which represents an increase of $3.3 billion when compared to the same period in the prior year. The increase is primarily due to timing of certain payments and moderated levels of inventory purchases, partially offset by payment of the remaining accrued opioid legal charges. Free cash flow for the nine months ended October 31, 2023 was $4.3 billion, which represents an increase of $0.7 billion when compared to the same period in the prior year. The increase in free cash flow is due to the increase in operating cash flows described above, partially offset by an increase of $2.6 billion in capital expenditures to support our investment strategy. Free cash flow is considered a non-GAAP financial measure. Management believes, however, that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company's financial performance. Free cash flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, Walmart’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our Condensed Consolidated Statements of Cash Flows. Although other companies report their free cash flow, numerous methods may exist for calculating a company’s free cash flow. As a result, the method used by Walmart’s management to calculate our free cash flow may differ from the methods used by other companies to calculate their free cash flow.

Non-GAAP measures – free cash flow (cont.)

The following table sets forth a reconciliation of free cash flow, a non-GAAP financial measure, to net cash provided by operating activities, which we believe to be the GAAP financial measure most directly comparable to free cash flow, as well as information regarding net cash used in investing activities and net cash used in financing activities.

	Year to Date Period Ended				
(Dollars in millions)	Q3 FY23	Q4 FY23	Q1 FY24	Q2 FY24	Q3 FY24
Net cash provided by operating activities	$ 15,698	$ 28,841	$ 4,633	$ 18,201	$ 19,014
Payments for property and equipment (capital expenditures)	(12,061)	(16,857)	(4,429)	(9,216)	(14,674)
Free cash flow	$ 3,637	$ 11,984	$ 204	$ 8,985	$ 4,340
Net cash used in investing activities[1]	$ (12,965)	$ (17,722)	$ (4,860)	$ (9,909)	$ (15,374)
Net cash provided by (used in) financing activities	$ (5,581)	$ (17,039)	$ 1,940	$ (3,309)	$ (179)

	Year to Date Period Ended				
(Dollars in millions)	Q3 FY22	Q4 FY22	Q1 FY23	Q2 FY23	Q3 FY23
Net cash provided by (used in) operating activities	$ 16,291	$ 24,181	$ (3,758)	$ 9,240	$ 15,698
Payments for property and equipment (capital expenditures)	(8,588)	(13,106)	(3,539)	(7,492)	(12,061)
Free cash flow	$ 7,703	$ 11,075	$ (7,297)	$ 1,748	$ 3,637
Net cash provided by (used in) investing activities[1]	$ (1,530)	$ (6,015)	$ (4,558)	$ (8,584)	$ (12,965)
Net cash provided by (used in) financing activities	(18,113)	(22,828)	5,315	(1,400)	(5,581)
Y/Y Change in Free Cash Flow	-52.8%	+8.2%	NM	+414.0%	+19.3%

[1] "Net Cash used in investing activities" includes payments for property and equipment, which is also included in our computation of free cash flow.

NM = not meaningful

Non-GAAP measures – constant currency

In discussing our operating results, the term currency exchange rates refers to the currency exchange rates we use to convert the operating results for countries where the functional currency is not the U.S. dollar into U.S. dollars. We calculate the effect of changes in currency exchange rates as the difference between current period activity translated using the current period's currency exchange rates and the comparable prior year period's currency exchange rates. Additionally, no currency exchange rate fluctuations are calculated for non-USD acquisitions until owned for 12 months. Throughout our discussion, we refer to the results of this calculation as the impact of currency exchange rate fluctuations. When we refer to constant currency operating results, this means operating results without the impact of the currency exchange rate fluctuations. The disclosure of constant currency amounts or results permits investors to better understand Walmart's underlying performance without the effects of currency exchange rate fluctuations.

The table below reflects the calculation of constant currency for net sales for the Walmart International segment for the trailing five quarters and operating income for the current quarter.

	Three Months Ended				
	Walmart International				
(Dollars in millions)	Q3 FY23	Q4 FY23	Q1 FY24	Q2 FY24	Q3 FY24
Net sales:					
As reported	$ 25,295	$ 27,575	$ 26,604	$ 27,596	$ 28,022
Currency exchange rate fluctuations	1,473	901	226	(574)	(1,357)
Net sales (cc)	$ 26,768	$ 28,476	$ 26,830	$ 27,022	$ 26,665
PY Reported	$ 23,627	$ 26,997	$ 23,763	$ 24,350	$ 25,295
% change (cc)	+13.3%	+5.5%	+12.9%	+11.0%	+5.4%
Operating income:					
As reported					$ 1,117
Currency exchange rate fluctuations					$ (164)
Operating income (cc)					$ 953
PY Reported					$ 861
% change (cc)					+10.7%

Non-GAAP measures – constant currency (cont.) Three Months Ended Consolidated (Dollars in millions) Q3 FY23 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Total Revenue: As reported $ 152,813 $ 164,048 $ 152,301 $ 161,632 $ 160,804 Currency exchange rate fluctuations 1,491 917 230 (576) (1,366) Total Revenue (cc) $ 154,304 $ 164,965 $ 152,531 $ 161,056 $ 159,438 PY Reported $ 140,525 $ 152,871 $ 141,569 $ 152,859 $ 152,813 % change (cc) +9.8% +7.9% +7.7% +5.4% +4.3 % Net sales: As reported $ 151,469 $ 162,743 $ 151,004 $ 160,280 $ 159,439 Currency exchange rate fluctuations 1,473 901 226 (574) (1,357) Net sales (cc) $ 152,942 $ 163,644 $ 151,230 $ 159,706 $ 158,082 PY Reported $ 139,207 $ 151,525 $ 140,288 $ 151,381 $ 151,469 % change (cc) +9.9% +8.0% +7.8% +5.5% +4.4 % Operating income: As reported $ 2,695 $ 5,561 $ 6,240 $ 7,316 $ 6,202 Currency exchange rate fluctuations 38 (57) (72) (124) (164) Operating income (cc) $ 2,733 $ 5,504 $ 6,168 $ 7,192 $ 6,038 PY Reported $ 5,792 $ 5,887 $ 5,318 $ 6,854 $ 2,695 % change (cc) -52.8% -6.5% +16.0% +4.9% +124.0 % The table below reflects the calculation of constant currency for total revenues, net sales and operating income for the trailing five quarters.

Non-GAAP measures – adjusted operating expenses as a percentage of net sales

Adjusted operating expenses as a percentage of net sales is considered a non-GAAP financial measure under the SEC's rules because it excludes certain charges included in operating, selling, general and administrative expenses calculated in accordance with GAAP. Management believes that adjusted operating expenses as a percentage of net sales is a meaningful measure to share with investors because it best allows comparison of performance with that of the comparable period. In addition, adjusted operating expenses as a percentage of net sales affords investors a view of what management considers Walmart's core operating expenses and the ability to make a more informed assessment of such core operating expenses as compared with that of the prior year.

The table below reflects the calculation of adjusted operating expenses as a percentage of net sales for the trailing five quarters.

	Three Months Ended									
(Dollars in millions)	Q3 FY23	Q3 FY22	Q4 FY23	Q4 FY22	Q1 FY24	Q1 FY23	Q2 FY24	Q2 FY23	Q3 FY24	Q3 FY23
Operating, selling, general and administrative expenses	$ 34,505	$ 29,710	$ 33,064	$ 31,462	$ 30,777	$ 29,404	$ 32,466	$ 30,167	$ 33,419	$ 34,505
Less: Business reorganization and restructuring charges[1]	—		849	108	—		—		—	—
Less: Opioid legal charges[2]	3,325		—		—		93		—	3,325
Adjusted operating expenses	$ 31,180	$ 29,710	$ 32,215	$ 31,354	$ 30,777	$ 29,404	$ 32,373	$ 30,167	$ 33,419	$ 31,180
Net Sales	$ 151,469	$ 139,207	$ 162,743	$ 151,525	$ 151,004	$ 140,288	$ 160,280	$ 151,381	$ 159,439	$ 151,469
Operating, selling, general and administrative expenses as a percentage of net sales	+22.8%	+21.3%	+20.3%	+20.8%	+20.4%	+21.0%	+20.3%	+19.9%	+21.0%	+22.8%
Adjusted operating expenses as a percentage of net sales	+20.6%	+21.3%	+19.8%	+20.7%	+20.4%	+21.0%	+20.2%	+19.9%	+21.0%	+20.6%
Y/Y Change (bps)	(75)	NP	(89)	NP	(58)	NP	27	NP	37	NP

[1]Business reorganization and restructuring charges in the fourth quarter of fiscal 2023 primarily relate to compensation expenses incurred in connection with the strategic decisions made in the Walmart International segment. Business restructuring charges in the fourth quarter of fiscal 2022 primarily consist of severance and store closure related costs due to strategic decisions made in the Walmart International segment.
[2]Recorded in Corporate and support.

NP = not provided

Non-GAAP measures – adjusted operating income

Adjusted operating income is considered a non-GAAP financial measure under the SEC's rules because it excludes certain charges included in operating income calculated in accordance with GAAP. Management believes that adjusted operating income is a meaningful measure to share with investors because it best allows comparison of performance with that of the comparable period. In addition, adjusted operating income affords investors a view of what management considers Walmart's core earnings performance and the ability to make a more informed assessment of such core earnings performance as compared with that of the prior year.

When we refer to adjusted operating income in constant currency, this means adjusted operating results without the impact of the currency exchange rate fluctuations. The disclosure of constant currency amounts or results permits investors to better understand Walmart's underlying performance without the effects of currency exchange rate fluctuations. The table below reflects the calculation of adjusted operating income and adjusted operating income in constant currency, when applicable, for the trailing five quarters.

	Three Months Ended									
(Dollars in millions)	Q3 FY23	Q3 FY22	Q4 FY23	Q4 FY22	Q1 FY24	Q1 FY23	Q2 FY24	Q2 FY23	Q3 FY24	Q3 FY23
Operating income:										
Operating income, as reported	$ 2,695	$ 5,792	$ 5,561	$ 5,887	$ 6,240	$ 5,318	$ 7,316	$ 6,854	$ 6,202	$ 2,695
Business reorganization and restructuring charges[1]	—	—	849	108	—	—	—	—	—	—
Opioid legal charges[2]	3,325	—	—	—	—	—	93	—	—	3,325
Adjusted operating income	$ 6,020	$ 5,792	$ 6,410	$ 5,995	$ 6,240	$ 5,318	$ 7,409	$ 6,854	$ 6,202	$ 6,020
Percent change[3]	+3.9%	NP	+6.9%	NP	+17.3%	NP	+8.1%	NP	+3.0%	NP
Currency exchange rate fluctuations	$ 38	—	$ (39)	—	$ (72)	—	$ (124)	$ —	$ (164)	$ —
Adjusted operating income, constant currency	$ 6,058	$ 5,792	$ 6,371	$ 5,995	$ 6,168	$ 5,318	$ 7,285	$ 6,854	$ 6,038	$ 6,020
Percent change[3]	+4.6%	NP	+6.3%	NP	+16.0%	NP	+6.3%	NP	+0.3%	NP

[1]Business reorganization and restructuring charges in the fourth quarter of fiscal 2023 primarily relate to compensation expenses incurred in connection with the strategic decisions made in the Walmart International segment. Business restructuring charges in the fourth quarter of fiscal 2022 primarily consist of severance and store closure related costs due to strategic decisions made in the Walmart International segment.

[2]Recorded in Corporate and support.

[3]Change versus prior year comparable period.

NP = not provided

Non-GAAP measures – adjusted EPS

Adjusted diluted earnings per share attributable to Walmart (Adjusted EPS) is considered a non-GAAP financial measure under the SEC's rules because it excludes certain amounts included in the diluted earnings per share attributable to Walmart calculated in accordance with GAAP (EPS), the most directly comparable financial measure calculated in accordance with GAAP. Management believes that Adjusted EPS is a meaningful measure to share with investors because it best allows comparison of the performance with that of the comparable period. In addition, Adjusted EPS affords investors a view of what management considers Walmart's core earnings performance and the ability to make a more informed assessment of such core earnings performance with that of the prior year.

We adjust for the unrealized and realized gains and losses on our equity and other investments each quarter because although the investments are strategic decisions for the company's retail operations, management's measurement of each strategy is primarily focused on the operational results rather than the fair value of such investments. Additionally, management does not forecast changes in the fair value of its equity and other investments. Accordingly, management adjusts EPS each quarter for the unrealized and realized gains and losses related to those equity investments.

We have calculated Adjusted EPS for the trailing five quarters as well as the prior year comparable periods by adjusting EPS for the relevant adjustments for each period presented.

	Three Months Ended Oct 31, 2023[3]				Three Months Ended Oct 31, 2022[3]				Percent Change
Diluted earnings per share:									
Reported EPS				$0.17				$(0.66)	NM
Adjustments:	**Pre-Tax Impact**	**Tax Impact[1,4]**	**NCI Impact[2]**	**Net Impact**	**Pre-Tax Impact**	**Tax Impact[1,4]**	**NCI Impact[2]**	**Net Impact**	
Unrealized and realized (gains) and losses on equity and other investments[5]	$1.76	$(0.41)	$0.01	$1.36	$1.34	$(0.24)	$0.01	$1.11	
Opioid legal charges	—	—	—	—	1.22	(0.17)	—	1.05	
Net Adjustments				$1.36				$2.16	
Adjusted EPS				$1.53				$1.50	+2.0%

[1] Tax impact calculated based on nature of item, including any realizable deductions, and statutory rate in effect for relevant jurisdictions. .

[2] Calculated based on the ownership percentages of our noncontrolling interests, where applicable.

[3] Individual components in the accompanying tables may include immaterial rounding.

[4] The reported effective tax rate was 29.7% and (23.5%) for the three months ended October 31, 2023 and October 31, 2022, respectively. Adjusted for the above items, the effective tax rate was 24.1% and 25.9% for the three months ended October 31, 2023 and October 31, 2022, respectively

[5] For the three months ended October 31, 2023, net losses were primarily driven by decreases in the underlying stock prices of our investments in Symbotic and JD.com.

Non-GAAP measures – adjusted EPS (cont.)

	Three Months Ended Jul 31, 2023[3]				Three Months Ended Jul 31, 2022[3]				Percent Change
Diluted earnings per share:									
Reported EPS				$2.92				$1.88	+55.3%
Adjustments:	**Pre-Tax Impact**	**Tax Impact[1]**	**NCI Impact[2]**	**Net Impact**	**Pre-Tax Impact**	**Tax Impact[1]**	**NCI Impact[2]**	**Net Impact**	
Unrealized and realized (gains) and losses on equity and other investments	$(1.44)	$0.33	$—	$(1.11)	$0.14	$(0.02)	$(0.01)	$0.11	
Incremental opioid settlement expense	0.04	(0.01)	—	0.03	—	—	—	—	
Gain on sale of equity method investment in Brazil	—	—	—	—	(0.16)	—	—	(0.16)	
Discrete tax item	—	—	—	—	—	(0.06)	—	(0.06)	
Net Adjustments				$(1.08)				$(0.11)	
Adjusted EPS				$1.84				$1.77	+4.0%

	Three Months Ended Apr 30, 2023[3]				Three Months Ended Apr 30, 2022[3]				Percent Change
Diluted earnings per share:									
Reported EPS				$0.62				$0.74	-16.2%
Adjustments:	**Pre-Tax Impact**	**Tax Impact[1]**	**NCI Impact[2]**	**Net Impact**	**Pre-Tax Impact**	**Tax Impact[1]**	**NCI Impact[2]**	**Net Impact**	
Unrealized and realized (gains) and losses on equity and other investments	$1.13	$(0.27)	$(0.01)	$0.85	$0.71	$(0.15)	$—	$0.56	
Adjusted EPS				$1.47				$1.30	+13.1%

[1] Tax impact calculated based on nature of item, including any realizable deductions, and statutory rate in effect for relevant jurisdictions.
[2] Calculated based on the ownership percentages of our noncontrolling interests, where applicable.
[3] Individual components in the accompanying tables may include immaterial rounding.

Non-GAAP measures – adjusted EPS (cont.)

	Three Months Ended Jan 31, 2023[3]				Three Months Ended Jan 31, 2022[3]				Percent Change
Diluted earnings per share:									
Reported EPS				$2.32				$1.28	+81.3%
Adjustments:	**Pre-Tax Impact**	**Tax Impact[1]**	**NCI Impact[2]**	**Net Impact**	**Pre-Tax Impact**	**Tax Impact[1]**	**NCI Impact[2]**	**Net Impact**	
Unrealized and realized (gains) and losses on equity and other investments	$(1.43)	$0.27	$–	$(1.16)	$0.22	$(0.05)	$0.02	$0.19	
Business reorganization and restructuring charges	0.31	0.40	(0.16)	0.55	0.08	(0.02)	–	0.06	
Net Adjustments				$(0.61)				$0.25	
Adjusted EPS				$1.71				$1.53	+11.8%

	Three Months Ended Oct 31, 2022[3]				Three Months Ended Oct 31, 2021[3]				Percent Change
Diluted earnings per share:									
Reported EPS				$(0.66)				$1.11	NM
Adjustments:	**Pre-Tax Impact**	**Tax Impact[1]**	**NCI Impact[2]**	**Net Impact**	**Pre-Tax Impact**	**Tax Impact[1]**	**NCI Impact[2]**	**Net Impact**	
Unrealized and realized (gains) and losses on equity and other investments	$1.34	$(0.24)	$0.01	$1.11	$(0.42)	$0.09	$–	$(0.33)	
Opioid legal charges	1.22	(0.17)	–	1.05	–	–	–	–	
Loss on extinguishment of debt	–	–	–	–	0.86	(0.19)	–	0.67	
Net Adjustments[4]				$2.16				$0.34	
Adjusted EPS[4]				$1.50				$1.45	+3.4%

[1] Tax impact calculated based on nature of item, including any realizable deductions, and statutory rate in effect for relevant jurisdictions.
[2] Calculated based on the ownership percentages of our noncontrolling interests, where applicable.
[3] Individual components in the accompanying tables may include immaterial rounding.
[4] Adjusted EPS for the three months ended October 31, 2022 was calculated using weighted average shares outstanding of 2,720 million, which includes the dilutive impact of share-based payment awards.

Non-GAAP measures – adjusted EBITDA and adjusted EBITDA margin The calculation of net income (loss) margin and adjusted EBITDA margin, along with a reconciliation of adjusted EBITDA margin to the calculation of net income (loss) margin, is as follows: Three Months Ended Q3 FY24 Q3 FY23 (Dollars in millions) 2023 2022 Consolidated net income (loss) attributable to Walmart $ 453 $ (1,798) Consolidated net income attributable to noncontrolling interest (190) (31) Provision for income taxes 272 336 Other (gains) and losses 4,750 3,626 Interest, Net 537 500 Operating Income $ 6,202 $ 2,695 + Depreciation and Amortization 2,986 2,755 + Opioid legal charges — 3,325 Adjusted EBITDA $ 9,188 $ 8,775 Net Sales $ 159,439 $ 151,469 Consolidated net income (loss) margin 0.3% -1.2 % Adjusted EBITDA margin 5.8% 5.8 % We include net income (loss) and net income (loss) margin, which are calculated in accordance with U.S. generally accepted accounting principle as well as adjusted EBITDA and adjusted EBITDA margin to provide meaningful information about our operational efficiency compared with our competitors by excluding the impact of certain items. We calculate adjusted EBITDA as earnings before interest, taxes, depreciation and amortization. We also exclude other gains and losses, which is primarily comprised of fair value adjustments on our investments which management does not believe are indicative of our core business performance. From time to time, we will also adjust certain items from operating income, which we believe is meaningful because it best allows comparison of the performance with that of the comparable period. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by consolidated net sales. Adjusted EBITDA and adjusted EBITDA margin are considered non-GAAP financial measures. Management believes, however, that these measures provide meaningful information about our operational efficiency by excluding the impact of differences in tax jurisdictions and structures, debt levels, capital investments and other items which management does not believe are indicative of our core business performance. We consider net income (loss) to be the financial measure computed in accordance with GAAP that is the most directly comparable financial measure to our calculation of adjusted EBITDA. We consider net income (loss) margin to be the financial measure computed in accordance with GAAP that is the most directly comparable financial measure to our calculation of adjusted EBITDA margin. Although adjusted EBITDA and adjusted EBITDA margin are standard financial measures, numerous methods exist for calculating a company’s adjusted EBITDA and adjusted EBITDA margin. As a result, the method used by management to calculate our adjusted EBITDA and adjusted EBITDA margin may differ from the methods used by other companies to calculate similarly titled measures. Net income (loss) margin was 0.3% and -1.2% for the three months ended October 31, 2023 and 2022, respectively. The increase in net income margin was primarily due to the increase in net income primarily due to lapping the opioid legal charges incurred in Q3 FY23. Adjusted EBITDA margin was 5.8% for the three months ended October 31, 2023 and 2022. Adjusted EBITDA margin remained relatively flat as the increase in adjusted EBITDA was offset by the increase in net sales.